THIS WARRANT HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933
    (THE "ACT"), OR ANY STATE SECURITIES LAWS ("STATE ACTS"). THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT IF IT IS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACTS OR UNDER AN EXEMPTION THEREFROM.

    EXERCISABLE AT ANY TIME FROM 8:00 A.M. EASTERN TIME, JULY 1, 2004 THROUGH 5:00 P.M. EASTERN TIME, JUNE 30, 2009.

                             STOCK PURCHASE WARRANT

                  For the purchase of shares of common stock of
                   DNAPrint genomics, Inc., a Utah Corporation

         THIS CERTIFIES THAT, ____________, (the "Holder"), as registered owner of this Warrant, is entitled to at any time from 8:00 a.m. Eastern Time, July 1, 2004, and to 5:00 p.m. Eastern Time, June 30, 2009, or at such later date as DNAPrint genomics, Inc., a Utah corporation ("DNAPrint"), by authorization of its Board of Directors, shall determine (the "Exercise Period"), to subscribe for, purchase, and receive 452,158 shares of common stock, fully paid and non-assessable (the "Common Stock"), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such shares of Common Stock to DNAPrint at the principal office of DNAPrint. The "Exercise Price" shall be $0.0259 per share and shall be payable in lawful money of the United States or by check made payable to the order of DNAPrint.

         1. Upon exercise of the Warrant, the then-current form of election provided by DNAPrint must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the subscription rights represented hereby have not been exercised by the expiration of the Exercise Period, the Warrant shall become void and without further force and effect, and all remaining rights represented hereby shall cease and expire.

         2. In the event of the exercise hereof in part only, DNAPrint shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of common stock purchasable hereunder as to which this Warrant is not exercised.

         3. All Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, DNAPrint will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of the Common Stock to provide for the exercise of the unexercised rights represented by this Warrant.

         4. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall not be subject to adjustment except as follows:

                  (a) Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of DNAPrint with or into another corporation (other than a merger with another corporation in which DNAPrint is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), DNAPrint, or such successor corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the holder of this Warrant) providing that the holder of this Warrant shall have the right of exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, and mergers.

                  (b) Subdivisions or Combination of Shares. If DNAPrint at any time while this Warrant remains outstanding and unexpired shall subdivide or combine this Common Stock, the Warrant Price shall be proportionately adjusted.

                  (c) Stock Dividends. If DNAPrint at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock), and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock.

         5. DNAPrint shall not be required to issue fractions of shares upon any such adjustment or to issue fractions of shares upon issuance of any Warrants after any such adjustment, but DNAPrint, in lieu of issuing any such fractional interest, shall round up or down to the nearest whole number of shares.

         6. In no event shall this Warrant (or the shares of stock issuable upon exercise or partial exercise hereof) be offered or sold except in conformity with the Act.

         7. DNAPrint may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and DNAPrint shall not be affected by any notice to the contrary.

         8. By acceptance of this Warrant, Holder represents that this Warrant and all shares of Common Stock acquired upon exercise hereof are acquired and will be acquired for the Holder's own account for investment and with no intention at the time of such purchase or acquisition of distributing or reselling the same or any part thereof to the public and, in furtherance of this representation, agrees to execute and deliver to DNAPrint a subscription agreement containing customary investment intent representations and agrees that this Warrant and any stock issued upon exercise hereof may be legended to prohibit transfer, sale or other disposition except in compliance with such investment letter.

         9. In case the Warrant shall be mutilated, lost, stolen or destroyed, DNAPrint shall, at the request of the Holder, issue or deliver and exchange in substitution for and upon cancellation of the mutilated Warrant or in lieu of and in substitution for this Warrant lost, stolen or destroyed Warrant, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to DNAPrint of such loss, theft, or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory and for an amount at applicant's cost. The applicants for such substitute Warrant certificates shall also comply with such reasonable regulations as DNAPrint may prescribe.

         10. Nothing contained in this Warrant shall be construed as conferring upon the Holder or any transferee of a Warrant any rights of the shareholders of DNAPrint, including, without limitation, the right to vote, receive dividends, consent or receive notices of shareholders with respect to any meeting of shareholders for the election of directors of the company or any other matter. If, however, at any time prior to the expiration of this Warrant prior to its exercise in full, any one or more of the following events shall occur:

                  (a) any action which required adjustment pursuant to this Warrant; or

                  (b) a dissolution, liquidation or winding up of DNAPrint (other than in connection with the consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

                  (c) DNAPrint shall determine to declare a dividend;

                  (d) DNAPrint shall offer for subscription to the holders of its Common Stock additional shares of its capital stock of any class or other rights,

                  (e) DNAPrint shall file a registration statement with the United States Securities and Exchange Commission under the Securities Act of 1933.

then DNAPrint shall give notice (in accordance with paragraph 11 hereof) of such events to each Holder at least twenty (20) days before the record date with respect to any such action.

         11. All notices, requests, consents and other communications hereunder shall be in writing and, unless otherwise specified, shall be personally delivered, or shall be sent by overnight delivery, or shall be sent by telecopy or other similar electronic device (with a copy sent by certified or registered mail, return receipt requested, postage prepaid), and shall be addressed (i) if to the Holder, to its address for communications on the records of the Company, or to such other address as may have been furnished to DNAPrint by notice from the Holder, or (ii) if to DNAPrint, to DNAPrint genomics, Inc., 900 Cocoanut Avenue, Sarasota, FL 34234, or to such other address as may have been furnished to the Holder by notice from DNAPrint. All notices shall be deemed to have been given either at the time of the delivery thereof to any officer or employee of the person entitled to receive such notice at the address of such person for purposes of this paragraph 11, or if sent by overnight delivery, one day after being entrusted to a reputable overnight delivery service, or if sent by telecopy of other similar electronic device, upon confirmation of receipt of such transmission.


                                          DNAPrint genomics, Inc.


                                          By: /s/ Richard Gabriel
                                            -------------------------------
                                               Richard Gabriel, President